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                                                                   Exhibit 10.17


                         1998 PERFORMANCE BONUS PLAN OF
                              THE MONEY STORE INC.

     Section 1. Purpose. The 1998 Performance Bonus Plan of The Money Store Inc.
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is intended to further the attainment of the profit and growth objectives of The
Money Store Inc. by providing incentives to those key employees whose management and individual performance have a direct impact on achieving those objectives. The Plan also is expected to encourage the continued employment of such key employees.

     Section 2. Definitions. As used herein, the following terms shall have the
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following meanings:

          (a)  "Acquisition Transaction" shall mean the acquisition by any
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          "person" or group of "persons" (as the term "person" is used in
          Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) ("Person") of (a) the direct or indirect beneficial ownership of securities of the Corporation representing at least 80% of the combined voting power of the then outstanding securities of the Corporation, or (b) all or substantially all of the Corporation's assets, but not including any such acquisition by (i) a shareholder in exchange for his stock, (ii) an entity in which the Corporation has (directly or indirectly) 50% ownership, or (iii) a Person that has (directly or directly) at least 50% ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% ownership.

          (b)  "Board of Directors" or "Board" shall mean the Board of Directors
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          of the Corporation, as constituted at any time.

          (c)  "Corporation" shall mean The Money Store Inc., a New Jersey
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          corporation.

          (d)  "Participant" shall mean each person who participates in the Plan
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          pursuant to Section 5.

          (e)  "Performance Pool" shall mean the amount determined pursuant to
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          Section 4.

          (f)  "Plan" shall mean this 1998 Performance Bonus Plan of The Money
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          Store Inc., as adopted by the Board of Directors, and as such Plan from time to time may be amended.

     Section 3.  Administration of Plan.
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          (a)  The Plan shall be administered by and in the discretion of the
          Board. The Board may establish such rules and regulations as it deems necessary, make amendments consistent with Section 7 hereof, interpret the Plan and otherwise


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          make all determinations and take such action in connection with the
          Plan as it deems appropriate.

          (b) The decisions of the Board shall be final, conclusive and binding on all parties. In administering the Plan, the Board may employ accountants and counsel (who may be the independent auditors and outside counsel for the Corporation) and other persons to assist or render advice to it, all at the expense of the Corporation.

     Section 4. Performance Pool.  In the event of an Acquisition Transaction,
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there shall be established a Performance Pool in an amount determined by the
Board not to exceed twenty million dollars ($20,000,000).

     Section 5.  Participants and Allocation of the Performance Pool.  The
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Performance Pool shall be allocated among the persons listed on Schedule A attached hereto and such other employees as may be determined by the Board in its sole discretion. The amount of the Performance Pool to be allocated to each Participant shall be determined by the Board in its sole discretion, taking into account factors which shall include, but not be limited to, the individual performance of each Participant in furthering the Company's objectives in connection with the Acquisition Transaction, the Participant's contributions to the sale process, the success of the Acquisition Transaction and such other factors as the Board deems appropriate.

     Section 6.  Payment of Awards.  A Participant's allocable share of the
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Performance Pool shall be paid in cash in a lump sum payment to the Participant simultaneously with the closing of the Acquisition Transaction.

     Section 7.  Amendment.  The Board may from time to time amend any or all of
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the provisions of the Plan; provided, however, that no such amendment shall have the effect of reducing a Participant's benefit under the Plan or otherwise adversely affect a Participant's rights under the Plan without the Participant's written consent.

     Section 8.  Termination.  The Plan shall terminate upon the earlier of (i)
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the closing of an Acquisition Transaction (and the full payment of benefits awarded from any resulting Performance Pool, if applicable) or (ii) on December 31, 1999; provided, that the Board of Directors may extend the time period under this clause (ii) to December 31, 2000 (and each anniversary thereof) by voting to extend such date at least twelve (12) months in advance.

     Section 9.  Miscellaneous.
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          (a)  No award under the Plan shall be subject in any manner to anticipation, alienation, pledge, transfer, or assignment, except by will or by laws of descent and distribution.

          (b) No award under the Plan shall limit a Participant's right to receive, or to be eligible for, any other compensation or benefits.

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          (c)  The Plan shall not constitute a contract of employment between the Participant and the Corporation or otherwise entitle a Participant to remain in the employ of the Corporation for a fixed term.

          (d) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Corporation for payment of any portion of a Participant's award under the Plan. Participants shall have the status of general unsecured creditors of the Corporation and the Plan constitutes a mere promise by the Corporation to make payments in the future, if there is a Performance Pool.

          (e) The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

     Section 10.  Governing Law.  The Plan shall be subject to and construed in
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accordance with the laws of the State of New Jersey.

     Section 11. Effective Date. The Plan shall be effective as of February 27,
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1998.

     IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized officer as of the 27th day of February, 1998.

                                                 THE MONEY STORE INC.


                                                 By:_________________________

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                                   Schedule A

                                     Name
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                                  Morton Dear
                                  William Templeton
                                  Michael Benoff
                                  Harry Puglisi
                                  John Reeves
                                  Paul Leliakov
                                  James Ransom
                                  John Wagner
                                  Larry Wodarski

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